UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 30, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Limited Waiver and Consent with Respect to M&T Credit Agreement

On April 30, 2025, Lazydays Holdings, Inc. (the “Company”) entered into a Limited Waiver and Consent with Respect to Credit Agreement (the “M&T Waiver”) in connection with the Second Amended and Restated Credit Agreement dated as of February 21, 2023 (as amended from time to time, the “M&T Credit Agreement”) with Manufacturers and Traders Trust Company (“M&T”), as Administrative Agent, the lenders party thereto, the Company and the subsidiaries of the Company party thereto as loan parties. The M&T Credit Agreement provides the Company and certain of its subsidiaries with a floor plan credit facility.

The M&T Waiver grants the Company temporary waivers of existing or potential defaults or events of default resulting from any the following: the Company not making certain vehicle curtailment payments during the M&T Waiver Period (defined below); the Company not making certain interest payments during the M&T Waiver Period; the Company not complying with the minimum liquidity covenant for the month ended April 30, 2025; the Company not complying with certain covenants relating to payment of liabilities due to third parties and the payment of taxes; the inaccuracy of the Company’s solvency representation, to the extent it was inaccurate or if it becomes inaccurate during the M&T Waiver Period (as defined below); and certain actual or potential cross-defaults under other credit facilities, including the Company’s term loan agreement (the “Coliseum Loan Agreement”) with Coliseum Holdings I, LLC, as lender (the “Coliseum Lender”). The foregoing waivers apply for a period (the “M&T Waiver Period”) beginning on April 30, 2025 and lasting until the earliest to occur of (a) 11:59 P.M. (Eastern Time) on May 30, 2025 and (b) the failure of the Company or any other loan party to comply timely with any term, condition or covenant set forth in the M&T Waiver or the occurrence of any other default or event of default under the M&T Credit Agreement. At the end of the M&T Waiver Period, the waivers described above will cease to be of any force or effect.

Under the M&T Waiver, M&T and the Required Lenders (as defined in the M&T Credit Agreement) consented to the consummation by the Company and its subsidiaries of certain asset sales (the “Asset Sales”) with respect to their facilities located in Fort Pierce, Florida; Mesa, Arizona; Longmont, Colorado; Las Vegas, Nevada; and Surprise, Arizona. In order to qualify as approved asset sales under the terms of the M&T Waiver, the Asset Sales must meet the terms and conditions set forth in the M&T Waiver, including, without limitation, (a) a minimum purchase price for specified groups of facilities, (b) a requirement that the purchase price methodology be acceptable to M&T and the Required Lenders and (c) that the definitive purchase agreements and related sources and uses for each Asset Sale must be in form and substance satisfactory to M&T and the Required Lenders.

The Company also agreed in the M&T Waiver, among other terms: (a) on or before May 9, 2025, to engage a chief administrative officer acceptable to M&T and the Required Lenders, until such time as mutually agreed between the loan parties and the Required Lenders and (b) to additional restrictions on transactions, including investments, dispositions and payments, outside the ordinary course of business until the expiration or termination of the M&T Waiver Period.

The foregoing description of the M&T Waiver is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Temporary Waiver of Defaults Under Coliseum Loan Agreement

On April 30, 2025, certain indirect subsidiaries of the Company (the “Coliseum Borrowers”) entered into a Temporary Waiver of Defaults, Agreement to Delay May 1, 2025 Monthly Payment Date and Consent (the “Coliseum Waiver”) with the Coliseum Lender in connection with the Coliseum Loan Agreement.

The Coliseum Waiver grants the Coliseum Borrowers and the other loan parties temporary waivers of existing or potential defaults or events of default resulting from any of the following: the Coliseum Borrowers’ not complying with certain covenants relating to payment of taxes; the Company not complying with its financial covenant to maintain liquid assets of not less than $5,000,000; and certain actual or potential cross-defaults under other credit facilities, including under the M&T Credit Agreement. The foregoing waivers apply for a period (the “Coliseum Waiver Period”) beginning on April 30, 2025 and lasting until the earlier of (a) the end of the M&T Waiver Period and (b) the occurrence of any other default or event of default under the Coliseum Loan Agreement. At the end of the Coliseum Waiver Period, the waivers described above will cease to be of any force or effect.

In addition, under the Coliseum Waiver: (a) the Coliseum Lender agreed to change the due date for payment of monthly interest that otherwise would have occurred on May 1, 2025 to the end of the Coliseum Waiver Period, with all interest incurred from (and including) April 1, 2025, through and including April 30, 2025 being due and payable at the end of the Coliseum Waiver Period; and (b) the Coliseum Lender consented to the Asset Sales on the terms and conditions set forth in the Coliseum Waiver.

The foregoing description of the Coliseum Waiver is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Limited Waiver and Consent with Respect to Credit Agreement, dated April 30, 2025, by and among LDRV Holdings Corp., the other loan parties party thereto, Manufacturers and Traders Trust Company and the other lenders party thereto.

10.2	Temporary Waiver of Defaults, Agreement to Delay May 1, 2025 Monthly Payment Date and Consent, dated April 30, 2025, by and among LD Real Estate, LLC, Lazydays RV of Ohio, LLC, Airstream of Knoxville at Lazydays RV, LLC, and Coliseum Holdings I, LLC.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

May 6, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer